EXHIBIT 10.18

SECOND AMENDED REVOLVING LINE OF CREDIT AGREEMENT

This Second Amended Revolving Line of Credit Agreement (the "Agreement") is made and entered into in this 14th day of January, 2011 (the “Effective Date”), by and between Boston Avenue Capital LLC, an Oklahoma limited liability company ("Lender"), and CompuMed, Inc., a Delaware corporation ("Borrower").

WHEREAS, Lender and Borrower entered into a Revolving Line of Credit Agreement and Promissory Note dated February 15, 2008 (collectively, the “Original Credit Agreement”) which was amended on December 16, 2008 (the “First Amendment”); and

WHEREAS, Lender and Borrower seek to amend and restate the terms of the First Amendment as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.       LINE OF CREDIT. The First Amendment and Promissory Note are hereby terminated in its entirety and replaced with this Agreement and new Promissory Note.  Lender hereby establishes for a period extending to December 31, 2012 a revolving line of credit (the "Credit Line") for Borrower in the principal amount of Three Hundred Thousand Dollars ($300,000.00) (the "Credit Limit").  In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note in the amount of the Credit Limit in form and content of Exhibit A attached hereto. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "Advance") shall become part of the principal of said Promissory Note.

2.       ADVANCES. Any request for an Advance may be made from time to time in writing (in substantially the form attached hereto as Exhibit B) to the Lender in such amounts as Borrower may choose; provided, however, (i) any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit and (ii) no Advances shall be made without the approval of the members of the Board of Directors of the Borrower.

3.       INTEREST. All Advances made pursuant to this Agreement shall bear simple interest from the date each Advance is made until the Advance is paid in full at a rate per annum during each quarterly interest period equal to four percent (4%) (the “Principal Interest”).  All sums up to the Credit Limit which have not been advanced shall not bear interest.

4.       REPAYMENT. Borrower shall pay Principal Interest accrued as the fifth day of each calendar quarter in arrears on the principal balance of Advances outstanding during the prior quarter commencing on the fifth business day of the calendar quarter immediately following the initial Advance and continuing thereafter with such payments of Principal Interest being due on the fifth business day of each July, October, January and April thereafter. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date (defined in the Promissory Note as December 31, 2019). All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

5.       REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a.       Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own its assets and to transact business in states where its business is conducted.

b.       Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

c.       The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

d.       There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

6.           EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

a.  Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

b.     Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

c.      Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 6.

d.   Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e.   Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

7.       REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Upon an event of default, including failure to pay on the Maturity Date, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on Advanced funds and any interest due thereon to a default rate equal to US National Prime plus 4% per annum compounded annually on the first day of each calendar quarter.  Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.

8.            EXPIRATION AND TERMINATION

(a)   Expiration of Agreement and Promissory Note.  Provided there have been no Advances, this Agreement and accompanying Promissory Note shall automatically expire without further action by the parties hereto on December 31, 2012.  In the event Advances have been made, this Agreement and the Promissory Note shall remain in effect until such time as all principal and interest on such outstanding Advances have been paid to Lender; provided however, that no additional Advances shall be made after December 31, 2012 and the Credit Line shall be reduced to the amount of the outstanding Advances.

(b)  Termination by Borrower.  So long as there have no outstanding Advances, this Agreement may be terminated without penalty by the Borrower at any time upon two (2) days written notice to Lender.

10.      NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:
Lender:	Boston Avenue Capital, LLC
15 East 5th Street Suite 3200 Tulsa, Oklahoma 74103

Borrower:	CompuMed, Inc.
5777 W. Century Boulevard Suite 360 Los Angeles, California 90045

11.  GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Delaware. Any  cause of action for a breach or enforcement of, or a declaratory judgment respecting, this Agreement shall be commenced and maintained only in the United States District Court for the Northern District of Oklahoma or the applicable Oklahoma state trial court sitting in Tulsa, Oklahoma and having subject matter jurisdiction.  Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.  In any action brought by Lender hereto to enforce this Agreement, Lender shall be entitled to collect from Borrower, Lender’s reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

EXECUTED on the day and year first written above.

LENDER:	BOSTON AVENUE CAPITAL LLC

By:	/s/ Stephen J. Heyman

Name & Title:	Stephen J. Heyman, Manager

By:	/s/ James F. Adelson

Name & Title:	James F. Adelson, Manager

BORROWER:	COMPUMED, INC.

By:	/s/ Maurizio Vecchione

Name & Title:	Maurizio Vecchione, Chief Executive Officer

EXHIBIT A

Promissory Note

$300,000.00	Tulsa,Oklahoma

 January 14, 2010

This Promissory Note (the "Note") is made and executed as of the date referred to above, by and between Boston Avenue Capital LLC, an Oklahoma Limited Liability Company (the "Lender"), and CompuMed, Inc., a Delaware corporation ("Borrower"). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 15 East 5th Street, Suite 3200 Tulsa, Oklahoma 74103 or at such other place as Lender may designate in writing, the principal sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Second Amended Revolving Line of Credit Agreement (the "Loan Agreement") of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment at the interest rates specified in paragraph 3 of the Loan Agreement.

Borrower shall pay accrued interest on the outstanding principal balance under the Note during the prior calendar quarter commencing on the fifth business day of the first calendar quarter after the initial Advance, and continuing thereafter on the fifth business day of each July, October, January and April thereafter until the Note is paid in full. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on December 31, 2019 (the "Maturity Date").

Prepayment in whole or part may occur at any time hereunder without penalty; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

An event of default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder within ten (10) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct event of default under Paragraph 7 of the Loan Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged or (f) if Borrower, or any of its officers, directors, employees, shareholders or affiliates become a party to a legal cause of action (whether it be local, state, federal, administrative or otherwise) related to the Borrower and/or its affiliates, Borrower shall notify the Lender of the cause of action within three (3) business days of its knowledge of the cause of action, such notice to include reasonably sufficient detail to explain the cause of action (a “Cause of Action”), and Lender may, at its option and in its sole discretion, declare that the Cause of Action is an event of default for purposes of this Agreement,  entitling Lender to the remedies provide in paragraph 7 of the Revolving Line of Credit Agreement (as defined below).

Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.  Upon an event of default, including failure to pay on the Maturity Date, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on Advanced funds and any interest due thereon to a default rate equal to US National Prime plus 4% per annum compounded on the first day of each calendar year.

This Note shall be governed by and construed and enforced in accordance with the laws of Delaware.  This Note is governed by the Loan Agreement.  In the event of a conflict between this Note and the Loan Agreement, the Loan Agreement shall prevail.

Borrower:	CompuMed, Inc.

By:

Name & Title:	Maurizio Vecchione, Chief Executive Officer

EXHIBIT  B
Request for an Advance

Reference:	Second Amended Revolving Line of Credit between Boston Avenue Capital, LLC and CompuMed, Inc. dated January 14, 2011 (the “Credit Agreement”)

To:	Boston Avenue Capital LLC

From:	CompuMed, Inc.

NOTICE

Pursuant to paragraph 2 of the Credit Agreement, CompuMed, Inc. hereby requests an advance of $ _________________________________ ($__________).

The Undersigned hereby certifies that the provisos of paragraph 2 of the Credit Agreement are met and that prior to the Advance hereby requested, the total of all Advances is $______________________________ ($______________).
CompuMed, Inc.

By
Signature

Printed Name

Title

Dated